Exhibit 10.13

Agreement

Party A: Zhejiang FLS Mushroom Co., Ltd.

Party B:

Party A is an leading agricultural enterprise engaged in professional processing and sales of edible fungus, and Party B is a professional production base (professional cooperatives, family farms and professional plantation larger growers) of edible fungus. In order to guarantee the quality safety of products, practically implement the quality responsibilities of products, and protect the legitimate rights of consumers, the following agreements are reached for cooperation after friendly negotiation based on the reciprocal principle of both parties.

I.	Cooperation Mode:

1.	Both parties are an equal interests community for the win-win cooperation mode of “Base + Enterprise + Market”, i.e., Party B is responsible for production and Party A is responsible for processing, sales and market development;

2.	Party A is responsible for market development, propaganda, marketing and Party B, as the production base of Party A, is responsible for providing safe and qualified products;

3.	Each party acts as the platform for the other party and any party operates and manages affairs independently within its own respective range and is not responsible for the other;

4.	For projects jointly applied by both parties , each party arranges its own project fund pursuant to its responsibility. The achievements are to be shared by both parties.

II.	Production:

1.	Party B organizes and manages production according to the local actual situation by itself;

2.	Party B accepts guidance and counseling from local industrial authorities and technical institutions, produces according to standard rules and regulations, and keeps records and files of agricultural issues for the whole process according to the requirements on product traceability, so as to guarantee the safety of production;

3.	Party B is responsible for reporting the annual production information to Party A.

III.	Purchase

1.	In principle, all products of Party B shall be supplied to Party A. Only products with species and specifications not needed by Part A can be sold by other channels;

2.	Products provided by Party B must meet the relevant quality standards and requirements on species and specifications of Party A;

3.	If further processing is required for preliminary products, Party B must process according to the requirements of Party A;

4.	Any party shall inform the other party in advance of the product specifications required (produced) for the other party to get ready for supply (purchase);

5.	Party B is required to provide legitimate Produce Purchase/Sale Certificate.

IV.	Price:

1.	Party A shall purchase with a price 3% higher than the market price (price of the day in local market).

V.	Settlement

1.	For each batch of purchase, Party A shall pay a deposit of 20% of the total product amount. The balance shall be paid up upon delivery.

2.	It is to be negotiated under special circumstances.

VI.	Rights and Obligations:

1.	Rights and Obligations of Party A

1.1	Is responsible for providing technical guidance and staff training for production of Party B;

1.2	Can set up signs and signboards at Party B’s place; Party A can use Party B’s resources for marketing and propaganda, and organize merchants and clients for visiting, etc.;

1.3	Shall give advice on easily sellable species to Party B based on the market conditions;

1.4	Can check the base management at any time, conduct sampling inspection from time to time, and give correction requirements on existing problems;

1.5	Must guarantee the timely payment;

2.	Rights and Obligations of Party B

2.1	Assure product quality;

2.2	Provide Product Inspect Report when product is purchased;

2.3	Entertain merchants and clients (Expenses arising hereof shall be borne by Party A);

2.4	Other issues entrusted by Party A；

VII	Liability for Breach of Contract

1.	Party B is responsible for product quality before product supply and Party A is responsible for product quality after product supply;

2.	If this agreement fails to be implemented due to force majeure, it is terminated and any party is not responsible for the losses of the other party.

VIII	Miscellaneous

1.	If branches and affiliates of Party A have business relationships with Party B, branches and affiliates of Party A are deemed as Party A and have the same rights and obligations of Party A;

2.	In case of any change of the base, Party B must inform Party A in time;

3.	The term of this agreement is 3 years. It is to be renewed or to be negotiated otherwise upon expiration.

4.	It is to be negotiated by both parties for issues not covered in this agreement.

5.	Both parties agree to negotiate on any dispute arising from this agreement. And if the negotiation fails, any party can institute legal proceedings against the other party to the people’s court where Party A resides.

6.	This agreement is entered by and between Party A and Party B upon signing and stamping. This agreement is made in duplicate with one copy held by each party.

[This page is left blank for signing and stamping only]

Party A: Zhejiang FLS Mushroom Co., Ltd.

Party B:

Signing Date: